Exhibit 99.1

   The Medicines Company Reports Second Quarter and First Half 2005 Financial Results; FDA Approval of New Angiomax(R) (Bivalirudin) Label,
 Sales Force Expansion and Major R&D Investments Expected to Drive Growth

    PARSIPPANY, N.J.--(BUSINESS WIRE)--July 20, 2005--The Medicines Company (NASDAQ:MDCO) today announced its financial results for the first half and second quarter of 2005.
    Financial highlights for the first half and second quarter include:

    -- Revenue increased on higher Angiomax sales. First half net revenue was $86.2 million, up 31% from $65.7 million for the first half of 2004. Second quarter net revenue was $42.6 million, up 24% from $34.4 million for the second quarter 2004.

    --  Operating expenses increased to drive growth.

        -- First half cost of revenue was $21.6 million, up $10.4 million versus 2004. Second quarter cost of revenue was $11.0 million, up $3.8 million versus 2004. The increases were primarily attributable to higher Angiomax volume and royalty payments.

        -- First half research and development expenses were $33.6 million, up $11.8 million versus 2004. Second quarter R&D was $16.0 million, up $4.0 million versus 2004. The increases were primarily attributable to accelerating enrollment in the ACUITY trial of Angiomax in acute coronary syndromes and growing investment in cangrelor.

    -- Net income decreased on higher operating expenses. First half net income was $3.6 million, down from $7.1 million for the first half of 2004. Second quarter net income was $1.3 million, down from $2.8 million reported for the second quarter of 2004.

    Operating highlights for the second quarter include:

    -- US Food and Drug Administration (FDA) approved an expanded Angiomax product label, with prescribing information now including data from REPLACE-2 trial

    --  Angiomax sales force expanded by 50%

    -- ACUITY trial enrollment passed 10,500 patients; anticipated completion in 2005

    --  Cangrelor start of Phase III meeting conducted with FDA

    Clive Meanwell, Chairman and CEO of The Medicines Company stated, "The investments made in the first half of 2005 -- including sales force and marketing expansion -- together with recently FDA-approved Angiomax label changes are expected to drive strong growth of Angiomax sales in the cath lab in 2005 and beyond. Further, we anticipate two other drivers of Angiomax sales growth, results of the ACUITY trial and of our cardiac surgery program. Finally, we have increased investments in long-term growth drivers, cangrelor and clevidipine."

    There will be a conference call with management today at 8:30 A.M. to discuss financial results, operational developments and financial guidance. To listen live, webcast login is available at http://www.themedicinescompany.com. Alternatively, the call dial-in is 800-561-2693 (passcode is 16042896). From outside U.S.: dial 1-617-614-3523 (passcode is 16042896). Replay available for two weeks following call: 888-286-8010. Replay outside the U.S.: 1-617-801-6888.
Replay passcode: 40860008.

    The Medicines Company meets the demands of the world's most advanced medical practitioners by developing products that improve acute hospital care. The Company markets Angiomax(R) (bivalirudin), an anti-clotting therapy approved in the U.S. and other countries for use in patients undergoing coronary angioplasty, a procedure to clear restricted blood flow in arteries around the heart. The Medicines Company creates value using its range of clinical and commercial skills to develop products acquired from leading life science innovators. The Company's Web site is http://www.themedicinescompany.com.

    Statements contained in this press release about The Medicines Company, the Company's projected revenues and financial results, Angiomax, the timing of clinical trial results and product or indication launches, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "intends," "potential," "estimates" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's dependence on third-party distributors for sales of Angiomax or Angiox(TM) in foreign countries, physicians' acceptance of Angiomax clinical trial results, such as the results referred to above, whether the Company will be able to obtain regulatory approval for additional indications of Angiomax, whether the Company's products will receive approvals from regulatory agencies, including pricing and reimbursement approvals in certain European countries, whether the Company's products will advance in the clinical trials process, whether the clinical trial results will warrant submission of applications for regulatory approval, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Annual Report on Form 10-Q filed on May 6, 2005, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.


                         The Medicines Company
                 Consolidated Statements of Operations

                                                       Three months
(in thousands, except per share data)                  ended June 30,
                                                     -----------------
                                                       2005     2004
                                                     -------- --------
Net revenue                                          $42,595  $34,387
Operating expenses:
   Cost of revenue                                    10,997    7,174
   Research and development                           16,037   12,029
   Selling, general and administrative                15,237   12,671
                                                     -------- --------
        Total operating expenses                      42,271   31,874
                                                     -------- --------
Income from operations                                   324    2,513
Other income                                           1,015      487
                                                     -------- --------
Income before income taxes                             1,339    3,000
Provision for income taxes                               (88)    (159)
                                                     -------- --------

Net income                                           $ 1,251  $ 2,841
                                                     ======== ========

Basic earnings per common share                      $  0.03  $  0.06
                                                     ======== ========
Shares used in computing basic earnings per common
 share                                                49,426   47,670
                                                     ======== ========

Diluted earnings per common share                    $  0.02  $  0.06
                                                     ======== ========
Shares used in computing diluted earnings per common
 share                                                50,150   49,882
                                                     ======== ========


                         The Medicines Company
                 Consolidated Statements of Operations

                                                     Six months ended
(in thousands, except per share data)                     June 30,
                                                     -----------------
                                                       2005     2004
                                                     -------- --------
Net revenue                                          $86,167  $65,671
Operating expenses:
   Cost of revenue                                    21,595   11,181
   Research and development                           33,609   21,851
   Selling, general and administrative                29,088   26,246
                                                     -------- --------
        Total operating expenses                      84,292   59,278
                                                     -------- --------
Income from operations                                 1,875    6,393
Other income                                           1,885      959
                                                     -------- --------
Income before income taxes                             3,760    7,352
Provision for income taxes                              (171)    (282)
                                                     -------- --------

Net income                                           $ 3,589  $ 7,070
                                                     ======== ========

Basic earnings per common share                      $  0.07  $  0.15
                                                     ======== ========
Shares used in computing basic earnings per common
 share                                                49,216   47,630
                                                     ======== ========

Diluted earnings per common share                    $  0.07  $  0.14
                                                     ======== ========
Shares used in computing diluted earnings per common
 share                                                50,192   49,834
                                                     ======== ========


                         The Medicines Company
                 Condensed Consolidated Balance Sheets


                                                June 30,  December 31,
(in thousands)                                    2005       2004
                                                --------- ------------

                      ASSETS
Cash, cash equivalents, available for sales
 securities                                      $145,128    $160,312
Accrued interest receivable                           953         912
Accounts receivable, net                           35,268      18,388
Inventories                                        40,239      27,342
Prepaid expenses and other current assets           1,219       1,252
                                                 ---------   ---------
    Total current assets                          222,807     208,206
                                                 ---------   ---------

Fixed assets, net                                   3,894       1,677
Other assets                                          139         161
                                                 ---------   ---------
    Total assets                                 $226,840    $210,044
                                                 =========   =========

       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities                              $ 43,437    $ 34,856
Deferred revenue                                    3,400       3,517
Stockholders' equity                              180,003     171,671
                                                 ---------   ---------
    Total liabilities and stockholders' equity   $226,840    $210,044
                                                 =========   =========

    CONTACT: The Medicines Company
             Michael Mitchell, 973-656-1616
             investor.relations@themedco.com